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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2001

MENTOR GRAPHICS CORPORATION
(Exact name of registrant as specified in charter)

OREGON	0-13442	93-0786033
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
8005 S.W. BOECKMAN ROAD, WILSONVILLE, OR	97070-7777
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (503) 685-7000

NO CHANGE
(Former name or former address, if changed since last report.)

Item 4. Changes in Registrant's Certifying Accountant.

    On June 22, 2001, Mentor Graphics Corporation (the "Company") dismissed KPMG LLP as its principal accountants, and on June 22, 2001, the Company engaged Arthur Andersen LLP as its new principal accountants. The decision to change accounting firms was approved by the Audit Committee of the Company's Board of Directors. The audit reports of KPMG LLP on the Company's consolidated financial statements as of and for the years ended December 31, 2000 and 1999 did not contain any adverse opinion, disclaimer of opinion or qualification as to uncertainty, audit scope or accounting principles. In connection with the audits of the two fiscal years ended December 31, 2000, and the subsequent interim period through June 22, 2001, there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of such accountants, would have caused them to make reference to the subject matter of the disagreements in connection with their reports. Before engaging Arthur Andersen LLP as its new independent accountants, the Company did not consult with them regarding the application of accounting principles to any specified transaction or the type of audit opinion that might be rendered on the Company's financial statements.

Item 7. Financial Statements and Exhibits.

  (c)
  Exhibits.

  16.1
  Letter from KPMG LLP re change in certifying accountant.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MENTOR GRAPHICS CORPORATION (Registrant)
Date: June 27, 2001	By:	/s/ DEAN M. FREED Dean M. Freed Vice President and General Counsel

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SIGNATURES